                                                                     EXHIBIT 15



September 23, 1999


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Commissioners:

We are aware that our report dated August 9, 1999 on our review of the interim financial information of Unit Corporation for the periods ended June 30, 1999 and 1998 is included in Unit Corporation's Prospectus Supplement to Form S-3 (No. 333-83551) dated September 23, 1999.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP